Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL llp

February 8, 2011

Elbit Imaging Ltd.
2 Weitzman Street
Tel-Aviv 64239, Israel

Ladies and Gentlemen:

We have acted as United States counsel to Elbit Imaging Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing by the Company of a shelf Registration Statement on Form F-3  (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the contemplated issuance by the Company from time to time of up to US$300,000,000 aggregate public offering price of (i) ordinary shares of the Company, par value NIS 1.00 per share (the “Ordinary Shares”), (ii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities, which may be issued pursuant to one or more indentures (the “Indentures” and each, an “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (iii) warrants to purchase securities of the Company (the “Warrants”), which may be issued pursuant to one or more warrant agreements and (iv) units issued by the Company comprised of any of the foregoing (the “Units”).  The Ordinary Shares, the Debt Securities, the Warrants and the Units are herein collectively called the “Securities.”

In rendering this opinion, we have reviewed copies of the following documents:

1.	the Registration Statement; and

2.	the forms of Indentures attached as exhibits to the Registration Statement.

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion.  We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.

In addition, we have assumed, in reliance on the opinions of Goldfarb, Levy, Eran, Meiri, Tzafrir Co., Israeli counsel to the Company, that the Company has the power and authority, corporate or otherwise, to issue the Debt Securities.

1177 Avenue of the Americas     New York NY 10036-2714     Phone 212.715.9100    Fax 212.715.8000    www.kramerlevin.com

also at 47 Avenue Hoche    75008 Paris France

KRAMER LEVIN NAFTALIS & FRANKEL llp

Elbit Imaging Ltd.
February 8, 2011

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, and (vi) the Indentures and each supplemental indenture will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Company and enforceable against such party in accordance with its terms, we advise you that, in our opinion:

Assuming that the issuance and terms of any Debt Securities (including any Debt Securities that may be issued as part of any Units) and the terms of the offering thereof have been duly authorized, when (i) the Indentures or supplemental indentures relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt Securities have been duly established in accordance with the terms of the Indentures and the applicable supplemental indentures, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Debt Securities, or certificates representing such Debt Securities, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indentures and the applicable supplemental indentures and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities (including any Debt Securities that may be issued as part of any Units) will constitute valid and binding obligations of the Company.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

KRAMER LEVIN NAFTALIS & FRANKEL llp

Elbit Imaging Ltd.
February 8, 2011

We express no opinion as to any laws other than the laws of the State of New York (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP